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                                                                   Exhibit 10.10

                                    AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of August 5, 2002, by and between SL INDUSTRIES, INC., a New Jersey corporation (the "Company"), with principal offices located at 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054, and JAMES C. TAYLOR (the "Executive"), an individual with a residence at 21 Millneck Lane, Pittsford, New York 14534.

                              W I T N E S S E T H:

WHEREAS, the Executive is the Chief Executive Officer of the SL Industries Power Electronics Group and President and Chief Executive Officer of Teal Electronics, Inc.; and

WHEREAS, the Company wishes to retain and encourage the productive efforts of the Executive who renders valuable service to the Company and its subsidiaries, and contributes toward the Company's continued growth and success.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

Bonus. The Executive shall be paid a Bonus in the amount specified herein. The Bonus shall be paid upon the earlier to occur of (i) the occurrence of a Change of Control or (ii) the delivery of the Notice pursuant to Section 6 hereof, in accordance with the terms herein. The Bonus described herein is separate and distinct from any other bonus program the Executive may participate in or be entitled to.

Payment of Bonus. (a) Upon the occurrence of a Change of Control, the Change of Control Bonus Amount shall be paid by the Company to the Executive within ten
(10) business days following such Change of Control. Upon such occurrence, Executive's right to receive the First Bonus Amount and the Second Bonus Amount shall terminate.

To trigger the payment of the First Bonus Amount or the Second Bonus Amount, the Executive shall deliver to the Company a Notice which shall state whether the Bonus Amount to be paid is the First Bonus Amount or the Second Bonus Amount. Upon the Company's receipt of the Notice pursuant to Section 6 hereof, the Company shall make the Bonus Payment to the Executive within twenty (20) business days following the Company's receipt of the Notice. Following February 5, 2004, a combined Notice with respect to the First Bonus Amount and the Second Bonus Amount may be sent to the extent a Notice has not previously been sent with respect to either such Bonus Amount. No Notice shall be delivered until such time as the Bonus Amount referenced therein is due and payable.

In no event shall the Company make a Bonus Payment in excess of the respective Bonus Amount or a Bonus Amount which has been terminated. The First Bonus Amount shall not be earned or payable prior to August 5, 2003 and the Second Bonus Amount shall not be earned or payable prior to February 5, 2004.

Any determination with respect to the amount or exercisability of the First Bonus Amount, the Second Bonus Amount and the Change of Control Bonus Amount shall be made by the Company, whose

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determination shall be binding absent manifest error.

Termination. (a) Upon the occurrence of a Change of Control, the Executive shall have no further right to deliver a Notice to the Company with respect to the First Bonus Amount or the Second Bonus Amount and the Company shall have no further obligation to the Executive other than the Bonus to be paid to the Executive pursuant to Section 2(a) hereof with respect to the Change of Control Bonus Amount.

Upon delivery of a Notice to the Company with respect to the First Bonus Amount or the Second Bonus Amount, the Executive shall have no further right to deliver a notice to the Company with respect to such Bonus Amount and the Company shall have no further obligation to the Executive with respect to such Bonus Amount other than the Bonus Payment to be paid to the Executive pursuant to Section 2(b) hereof with respect to such Bonus Amount.

Upon the termination of the Executive's employment with the Company for any reason, the Executive shall have no further right to receive a Bonus Payment, whether upon the occurrence of a Change of Control or the delivery of a Notice to the Company; provided, however, that (i) to the extent a Change of Control has occurred prior to such termination (if such termination was without Cause (as defined below)), then such Change of Control Bonus Payment due to the Executive pursuant to Section 2 hereof shall be made pursuant to the terms of
Section 2 hereof or (ii) to the extent a Notice is permitted to be delivered pursuant to Section 2(b) hereof prior to such termination, then a Notice shall be permitted to be delivered for 30 days following the date of termination (if such termination was without Cause), and upon delivery of a Notice as provided herein, if a Bonus Payment is due to the Executive pursuant to Section 2 hereof, then such Bonus Payment shall be made pursuant to the terms of Section 2 hereof.

In the event of Executive's death during the term of this Agreement, to the extent a Notice was permitted to be delivered immediately prior to the date of death pursuant to Section 2(b) hereof, then such Notice shall be deemed to be delivered as of the date of Executive's death and if a Bonus Payment is due pursuant to Section 2 hereof, then such Bonus Payment shall be made pursuant to the terms of Section 2 hereof to the Executive's estate.

In the event Executive shall have undertaken any conduct of the type described in the definition of the Cause, irrespective of whether Executive shall be terminated for Cause, then no Bonus shall be due to the Executive hereunder and this Agreement shall terminate and be of no further force and effect.

Definitions. All capitalized terms used herein shall have the meanings set forth below.

         (a)      "Base Price" shall mean $5.45.

         (b) "Bonus" shall mean all compensation paid to the Executive pursuant to the terms of this Agreement in an amount equal to the Bonus Amount.

         (c) "Bonus Amount" shall mean the following: (i) following August 5, 2003, 33,333 multiplied by the amount by which the Stock Price exceeds the Base Price (the "First Bonus Amount"), (ii) following February 5, 2004, 66,667 multiplied by the amount by which the Stock Price exceeds the Base Price (the "Second Bonus Amount"), and (iii) following the occurrence of a Change of Control, 100,000 multiplied by the amount by which the Stock Price exceeds the Base Price (the "Change of Control Bonus Amount").

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                  Notwithstanding the foregoing, (a) upon the occurrence of
                  Change of Control, the First Bonus Amount and the Second Bonus Amount shall terminate, and (b) in the event a Notice or Notices have been delivered with respect to the First Bonus Amount and the Second Bonus Amount prior to the occurrence of a Change of Control, the Change of Control Bonus Amount shall terminate. Further, in the event a Notice has been delivered with respect to either the First Bonus Amount or the Second Bonus Amount prior to the occurrence of a Change of Control, then the Change of Control Bonus Amount shall mean either 66,667 or 33,333, respectively, multiplied by the amount by which the Stock Price exceeds the Base Price.

         (d) "Bonus Payment" shall mean each payment of the Bonus that is triggered by delivery of the Notice pursuant to this Agreement.

         (e) "Cause" shall mean (a) any action by Executive which constitutes dishonesty relating to the Company, a willful violation of law (other than traffic offenses and similar minor offenses) or fraud; (b) Executive is charged by indictment for, is convicted of or pleads guilty to a felony or other crime; (c) misappropriation of the Company's funds or assets by Executive; (d) willful misconduct by Executive relating to the Company, including, without limitation, willful failure to perform stated duties, (e) the continual or frequent possession by Executive of an illegal substance or abuse by Executive of a controlled substance or alcohol resulting in a pattern of behavior disruptive to the business operations of the Company (f) failure by Executive to perform Executive's duties and responsibilities to the Company in a competent manner; (g) any material violation by Executive of any of the Company's policies and procedures, including covenants related to confidentiality, and (h) any other willful misconduct which materially injures the Company.

         (f)      "Change in Control" shall be deemed to have occurred if:

                  (i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its subsidiaries, and their affiliates;

                  (ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its subsidiaries, and their affiliates;

                  (iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; provided, however, that so long as the Company shall retain either its Condor D.C. Power Supplies, Inc. ("Condor") or Teal Electronics

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                  Corporation division, whether in their existing corporate form or otherwise, no Change of Control shall be deemed to have occurred;

                  (iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its subsidiaries, and their affiliates; or

                  (v) the Company shall sell its Condor division to a Person that is not wholly-owned by the Company, unless as a result of such sale more than 50% of the Condor division shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its subsidiaries and their affiliates.

                  For purposes of this definition, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, for such purposes, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred as a result of any acquisition of securities of the Company by any Person arising out of, relating to or as a result of a rights or similar offering by the Company to its stockholders.

         (g) "Common Stock" shall mean the Company's common stock, par value $.20 per share.

         (h)      "Notice" shall mean the notice attached hereto as Exhibit A.

         (i) "Stock Price" shall mean the average of the closing price of the Common Stock on the five trading days commencing (i) on the day following the day a Change of Control occurs or (ii) on the day preceding the day the Company receives the Notice, as applicable, on the principal securities exchange on which shares of Common Stock are listed (if the shares of Common Stock are so listed), or on the NASDAQ Stock Market (if the shares of Common Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Corporation, or as determined by the Board of Directors of the Company.

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Bonus Replacement. At the Company's sole option and discretion, it may deliver options to purchase shares of the Company's common stock, or similar securities, in an amount and with such terms and conditions as to provide Executive with the substantially equivalent economic value as Executive would receive under the terms and provisions of this Agreement (the "Replacement Securities"). Upon the delivery to the Executive of the Replacement Securities, this Agreement shall terminate and be of no further force and effect.

No Employment Rights. Nothing herein shall constitute a contract of continuing employment or in any manner obligate the Company to continue the service of the Executive or obligate the Executive to continue in the service of the Company, and nothing herein shall be construed as fixing or regulating the compensation paid to the Executive.

Notices. All notices, consents, waivers and other communication under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt) and sent by nationally recognized overnight mail within 24 hours thereafter, or (c) one day following being sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses as set forth at the beginning of this Agreement.

Capital Change of the Company. In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, or other change in corporate structure affecting the Common Stock, the Board of Directors of the Company shall make an appropriate and equitable adjustment in the formula of the Bonus Amount, to the end that after such event the Executive's approximate Bonus Payment shall be maintained as immediately before the occurrence of such event.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties to it and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Assignments. This Agreement may not be assigned by any party without the prior written consent of the other party; provided, however, the Company may assign this Agreement and all of its rights and obligations under this Agreement to any person, firm or corporation succeeding to all or a substantial portion of the business of the Company or any of its subsidiaries, provided said person, firm or corporation shall assume (by contract or operation of law) the Company's obligations under this Agreement, at which point the Company shall be relieved of its obligations hereunder.

Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

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Waiver. Failure to insist upon a strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of any such term, covenant or condition, nor shall any such failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.

Severability. Except as otherwise provided to the contrary herein, each section, paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any section, paragraph, part, term and/or provision herein is determined to be invalid or contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such invalidity or conflict shall not impair the operation of, or otherwise effect, the other sections, paragraphs, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind the parties hereto.

Applicable Law. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                               SL INDUSTRIES, INC.

                               ______________________________________
                               Name:
                               Title:

                               ______________________________________
                               JAMES C. TAYLOR

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                                    EXHIBIT A

[Date]

SL Industries, Inc.
520 Fellowship Road, Suite A-114
Mount Laurel, New Jersey 08054

Attn: Corporate Secretary

Dear Sir:

Reference is made to that certain Agreement dated as of September ___, 2002 by and between SL Industries, Inc. (the "Company") and James C. Taylor (the "Executive"). Capitalized terms used herein are used as defined in such Agreement.

By this Notice, I hereby elect to receive the Bonus Payment with respect to the [First/Second] Bonus Amount. Delivery of the Bonus Payment should be sent to my address set forth below.

Please contact me if you require any additional information.

                                    Sincerely yours,
                                    _______________________________
                                     James C. Taylor

                                     Address:

                                    _______________________________

                                    _______________________________

                                    _______________________________

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